UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2018

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

ABS Transaction

On November 28, 2018 (the “Closing Date”), SunStrong 2018-1 Issuer, LLC (the “SunStrong Issuer”), an indirect wholly-owned subsidiary of SunStrong Capital Holdings, LLC (“SunStrong”, a joint venture between SunPower Corporation (the “Company”) and Hannon Armstrong Sustainable Infrastructure Capital, Inc. (“Hannon Armstrong”)), completed the issuance of an aggregate principal amount of $400,000,000 of Solar Asset Backed Notes, Series 2018-1 (the “Notes”, and the transaction, the “ABS Transaction”).

The Notes bear interest at a rate of 5.68% per annum payable quarterly and have an anticipated repayment date in November 2028 and rated final maturity date in November 2048.

The Notes may only be acquired by persons who are either (i) qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) not U.S. Persons (as defined in Regulation S under the Securities Act (“Regulation S”)) in offshore transactions in reliance on Regulation S. The Notes have been rated A (sf) by Kroll Bond Rating Agency, Inc. and have been awarded a Green Bond Assessment of GB1 (Excellent) from Moody’s Investors Service, Inc.

The Indenture

The Notes were issued by the SunStrong Issuer pursuant to an Indenture (the “Indenture”), dated as of the Closing Date, between the SunStrong Issuer and Wells Fargo Bank, National Association (“Wells Fargo”), as indenture trustee. The Indenture includes representations, warranties and covenants customary for financing transactions of this type.

The Notes are secured by, and payable solely from the cash flow generated by, the managing membership interests directly or indirectly owned by the Issuer in certain project companies, each of which either is wholly-owned or is jointly-owned with a third-party investor. Each project company owns a pool of photovoltaic systems and related residential leases and ancillary rights and agreements that were originated by subsidiaries of the Company.

The SunStrong Issuer will be the sole obligor of the Notes and the Notes will not be obligations of SunStrong or any of its other subsidiaries or of the Company or Hannon Armstrong or any of their respective subsidiaries.

SunStrong will act as manager pursuant to the terms of a Management Agreement with the SunStrong Issuer (the “Management Agreement”). As manager, SunStrong will be required to provide all administrative, collection and other management services for the SunStrong Issuer in respect of the managing membership interests that it owns in an applicable project company, and the interests, rights and obligations thereof. SunStrong has delegated its obligations as manager to SunPower Capital Services, LLC, an affiliate of the Company, pursuant to the terms of the Management Agreement.

Events of Default and Amortization Events

The Indenture contains events of default that generally are customary in nature for solar securitizations of this type, including (a) the non-payment of interest or, at rated final maturity, principal, (b) material violations of covenants, (c) material breaches of representations and warranties and (d) certain bankruptcy events. The Notes are also subject to amortization events that generally are customary in nature for solar securitizations of this type, including (i) asset coverage ratios falling below certain levels, (ii) a debt service coverage ratio falling below certain levels, (iii) the failure to maintain insurance, and (iv) the failure to repay the notes in full on the anticipated repayment date. The occurrence of an amortization event or an event of default could result in the more rapid amortization of the Notes, and the occurrence of an event of default could, in certain instances, result in the liquidation of the collateral securing the Notes.

Use of Proceeds

The SunStrong Issuer intends to use the proceeds from the sale of the Notes for repayment of borrowings under existing financings, for the funding of required reserves, for the payment of fees and expenses related to the issuance of the Notes and for general corporate purposes.

Mezzanine Loan Refinancing

On August 10, 2018, SunStrong Capital Acquisition, LLC (“1A Borrower”), at the time a wholly-owned subsidiary of the Company, and SunStrong Capital Lender LLC (the “Lender”), an indirect subsidiary of Hannon Armstrong, entered into a Loan Agreement (the “1A Loan Agreement”) under which the Borrower borrowed a subordinated, mezzanine loan of $110.5 million (the “1A Loan”). The terms of the 1A Loan were disclosed in the Company’s Current Report on Form 8-K filed on August 15, 2018. On November 5, 2018, the Company sold membership units equal to 49% of the membership interest in the 1A Borrower to HA SunStrong Capital LLC, an affiliate of the Lender, as disclosed in the Company’s Current Report on Form 8-K filed on November 5, 2018.

On November 28, 2018, SunStrong 2018-1 Mezzanine, LLC (“1B Borrower”), a wholly-owned subsidiary of the 1A Borrower, and the Lender entered into a Loan Agreement (the “1B Loan Agreement”) under which the 1B Borrower borrowed a subordinated, mezzanine loan of approximately $80.4 million (the “1B Loan”). Amounts borrowed under the 1B Loan Agreement will be used to partially pre-pay the 1A Loan and to make distributions to the Company, via its interest in the 1A Borrower.

The 1B Loan may not be prepaid except for certain mandatory prepayments. The obligations under the 1B Loan Agreement are secured by the assets of, and equity in, the 1B Borrower. The 1A Loan and the 1B Loan contain cross-default provisions such that a default under the 1A Loan Agreement will constitute a default under the 1B Loan Agreement, and vice-versa.

Borrowings under the 1B Loan Agreement will bear interest at a rate of 12% per annum, payable on the last business day of each March, June, September and December during the term, on the date of any prepayment with respect to the principal amount of the Loan being prepaid, and on the maturity date of August 10, 2043. The 1B Loan will be repaid with revenue from the residential lease portfolio that is distributed to the 1B Borrower following distributions to tax equity partners and the repayment of the Notes. The 1B Loan Agreement includes representations and warranties, covenants, and events of default customary for financing transactions of this type.

In connection with the prepayment of the 1A Loan, the 1A Borrower and 1B Lender have amended and restated the 1A Loan Agreement to account for the terms of the 1B Loan and the ABS Transaction.

The Company has amended and restated its prior agreement to indemnify Lender for losses incurred by Lender in the event of breaches of certain representations and warranties, the modification, termination or delinquency of certain residential solar project leases, and reassessments of property taxes related to the leased property, such that the indemnity relates to borrowings under both the 1A Loan and the 1B Loan. The Company has also agreed to indemnify Hannon Armstrong and certain of its affiliated parties in the event of losses relating to misrepresentations pertaining to certain residential solar project leases and other losses related to the ABS Transaction.

The foregoing description of the Indenture, the 1A Loan Agreement, and the 1B Loan Agreement is not a complete description of all terms of those agreements and is qualified in its entirety by reference to the full text of the Indenture, the 1A Loan Agreement, and the 1B Loan Agreement, copies of which will be filed as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 30, 2018.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On November 28, 2018, the Company issued a joint press release with Hannon Armstrong, included as Exhibit 99.1 hereto, announcing the closing of the transactions described in Item 1.01.

The information furnished in Item 7.01 and Item 9.01 of this Current Report on Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Joint press release dated November 28, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

November 28, 2018	By:	/S/ MANAVENDRA S. SIAL
	Name:	Manavendra S. Sial
	Title:	Executive Vice President and Chief Financial Officer